EXHIBIT 2.2
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
DURA AUTOMOTIVE SYSTEMS, INC.,	)	Case No. 06-11202 (KJC)
et al.,[1]	)
)
Debtors.	)	Jointly Administered
)

FINAL PLAN SUPPLEMENT IN SUPPORT OF REVISED PLAN OF REORGANIZATION

THIS IS THE DEBTORS’ PLAN SUPPLEMENT (THE “PLAN SUPPLEMENT”), FILED IN SUPPORT OF THE DEBTORS’ REVISED JOINT PLAN OF REORGANIZATION (WITH FURTHER TECHNICAL AMENDMENTS), DATED MAY 12, 2008 [DOCKET NO. 3317] (THE “REVISED PLAN”).2
FOR THE AVOIDANCE OF DOUBT, THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REMOVE, AUGMENT OR SUPPLEMENT EACH DOCUMENT IN THIS PLAN SUPPLEMENT FROM TIME TO TIME.

KIRKLAND & ELLIS LLP	RICHARDS, LAYTON & FINGER, P.A.
Marc Kieselstein, P.C. (admitted pro hac vice)	Daniel J. DeFranceschi (Bar No. 2732)
Roger J. Higgins (admitted pro hac vice)	Jason M. Madron (Bar No. 4431)
Ryan Blaine Bennett (admitted pro hac vice)	One Rodney Square
200 East Randolph Drive	920 North King Street
Chicago, Illinois 60601	Wilmington, Delaware 19801

Counsel for the Debtors and Debtors-in-Possession
Dated: June 27, 2008

[1]	The “Debtors” comprise the entities set forth in the Order Pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure Directing Joint Administration of the Debtors’ Chapter 11 Cases, entered on October 31, 2006 [Docket No. 68].

[2]	Capitalized terms not defined herein shall have the meanings assigned to them in the Revised Plan.

PLAN SUPPLEMENT DOCUMENTS
1.	New Organizational Documents

2.	Sections 1123(a)(5)(C) and 1123(a)(5)(D) transactions

3.	Retained Causes of Action

4.	Section 1129(a)(5) disclosures

5.	List of executory contracts and unexpired leases to be assumed

6.	List of executory contracts and unexpired leases to be rejected

7.	List of Compensation and Benefits Programs and unexpired directors’ and officers’ liability insurance policies to be assumed

8.	List of Compensation and Benefits Programs and unexpired directors’ and officers’ liability insurance policies to be rejected

9.	Compensation and Benefits Programs Amendments

10.	Certificate of Designation

EXHIBIT 1
New Organizational Documents
The following New Organizational Documents are attached hereto:
(i)	a certificate of incorporation and bylaws for New Dura, New Dura Holdings and New Dura Opco; and

(ii)	a registration rights agreement.

EXHIBIT 2
Sections 1123(a)(5)(C) and 1123(a)(5)(D) Transactions
1.	Plan Restructurings. Pursuant to the Revised Plan, the Reorganized Debtors intend to implement the following reorganizations on or after the Effective Date (the “Plan Restructurings”).
A.	As described in Article XX.B of the Disclosure Statement, any Holder of Claims receiving recoveries under the Revised Plan will be treated as exchanging its Claims for such recoveries in a fully taxable exchange (the “Taxable Exchange”). Specifically—
(i)	On or before the Effective Date, certain creditors, or a nominee on behalf of them, shall form New Dura, with nominal capitalization.

(ii)	New Dura shall form New Dura Holdings, and New Dura Holdings shall form New Dura Opco.

(iii)	New Dura shall make a capital contribution of Convertible Preferred Stock and New Common Stock to New Dura Holdings.

(iv)	New Dura Holdings shall contribute a substantial majority of its shares of Convertible Preferred Stock and New Common Stock to New Dura Opco.

(v)	On the Effective Date, New Dura Holdings shall enter into a stock purchase agreement with Old Dura, Inc. (f/k/a Dura Automotive Systems, Inc.) (“Old Dura”), whereby New Dura Holdings will sell its remaining holdings of Convertible Preferred Stock and New Common Stock to Old Dura in exchange for Old Dura’s equity in Atwood Automotive, Inc. (the “Atwood Automotive Stock”).

(vi)	On the Effective Date, Dura Operating Corp. (“DOC”) shall transfer (or shall cause another Debtor to transfer) to Old Dura, assets with an estimated value of $1.5 to $5 million (collectively, the “Remaining Assets”), which will include:
(A)	all real and personal property located at US Route 20 East, LaGrange, Indiana, 800 N. College Street, Fulton, Kentucky, 132 Ferro Road, Pikeville, Tennessee, and Caybrook/445 East Helm, Brookfield, Missouri; and

(B)	$150,000 in Cash.
(vii)	On the Effective Date, Old Dura shall transfer all of its assets (including all of its stock in DOC) other than the Remaining Assets and Atwood Automotive Stock to New Dura Opco in exchange for the Convertible Preferred Stock and New Common Stock held by New Dura Opco.

(viii)	On the Effective Date, Old Dura shall transfer the Atwood Automotive Stock to New Dura Holdings in exchange for Convertible Preferred Stock and New Common Stock.

(ix)	On the Effective Date, Old Dura shall distribute all of its holdings of Convertible Preferred Stock and New Common Stock to its creditors.

(x)	Old Dura shall remain in existence and retain the Remaining Assets.

(xi)	New stock of Old Dura shall be issued and distributed to a newly created trust for the benefit of certain charities.

(xii)	Transaction documentation includes an asset purchase agreement and transition services agreement.

(xiii)	On the Effective Date, Old Dura shall assign each Compensation and Benefits Program amendment attached to Exhibit 9 of this Plan Supplement, and the agreements referenced in each such amendment, as well as each contract specified listed in the above-listed asset purchase agreement, to New Dura.

(xiv)	The timing of the Taxable Exchange transactions taking place on the Effective Date shall be as follows:
(A)	First, except as otherwise provided for by the Plan, all Claims are discharged/cancelled pursuant to the Plan.

(B)	Second, New Dura contributes Convertible Preferred Stock and New Common Stock to New Dura Holdings, which shares shall be contributed to New Dura Opco.

(C)	Third, New Dura Opco and New Dura Holdings purchase substantially all of the assets of Old Dura (excluding the Remaining Assets) in exchange for all of their holdings of Convertible Preferred Stock and New Common Stock.

(D)	Fourth, the Equity Interests in Old Dura are cancelled pursuant to the Plan.

(E)	Fifth, new stock of Old Dura shall be issued and distributed to a newly created trust for the benefit of certain charities.
B.	The reorganizations of certain debtor and non-debtor entities in Canada, Germany, and the United Kingdom for tax purposes.

C.	The following entities may be consolidated into surviving Reorganized Debtors: Dura G.P.; Patent Licensing Clearinghouse L.L.C.; Dura Brake Systems L.L.C.; Dura Cables North LLC; Dura Cables South LLC; Atwood Mobile Products, Inc., and certain of its subsidiaries; and Trident Automotive, L.P.
2.	Land Sales to Third Parties. The sale of real property at the following locations:
A.	5 Industrial Loop, Hannibal, Missouri.

B.	345 Ecclestone Road, Bracebridge, Ontario, Canada.

C.	617 Douro Street, Stratford, Ontario, Canada.

D.	9444 Florida Mining Boulevard East, Jacksonville, Florida.

E.	1016 First Street, Gladwin, Michigan.

F.	310 Palmer Park Road, Mancelona, Michigan.
3.	Claim Settlements.
A.	The Debtors have agreed, conditional on the occurrence of the Effective Date, to pay the administrative claim of Bennett Management Corporation set forth in the Administrative Claim

Statement of Bennett Management Corporation, filed on May 1, 2008 [Docket No. 3229], within seven business days of the Effective Date.
B.	The Debtors have agreed, conditional on the occurrence of the Effective Date, to pay the administrative claim of Wilfrid Aubrey LLC set forth in the Administrative Claim Statement of Wilfrid Aubrey LLC, filed on May 1, 2008 [Docket No. 3230], within seven business days of the Effective Date.

EXHIBIT 3
Retained Causes of Action
As provided for by Article IX.D of the Revised Plan, the Debtors and Reorganized Debtors expressly reserve all Causes of Action for later adjudication, except those expressly relinquished in the Revised Plan or any Final Order. The retained Causes of Actions include all Causes of Action based on chapter 5 of the Bankruptcy Code, excluding, after the Effective Date, those arising from or related to the Second Lien Litigation.

EXHIBIT 4
Section 1129(a)(5) Disclosures
1.	Identity and affiliation of any individual proposed to serve on the New Board.
A.	Lawrence A. Denton, Chief Executive Officer of New Dura.

B.	Andrew B. Mitchell, Chief Executive Officer & Chief Investment Officer of Pacificor, LLC.

C.	Stephen J. Gilbert, Chairman of the Board of Gilbert Global Equity Partners, L.P.

D.	Fred Bentley, Division President of Hayes Lemmerz International.

E.	Timothy D. Leuliette, Chairman & Chief Executive Officer of Leuliette Partners LLC.

F.	Peter F. Reilly, President & Chief Operating Officer of Strategic Industries, LLC.

G.	Jeffrey M. Stafeil, Chief Financial Officer of Klöckner Pentaplast.
2.	Identity and affiliation of each individual proposed to serve, after confirmation of the Revised Plan, as a director of the other Reorganized Debtors:

As set forth in Article IV.G.2(c) of the Revised Plan.

3.	Identity and affiliation of each individual proposed to serve, after confirmation of the Revised Plan, as an officer of the Reorganized Debtors:

As set forth in Article IV.G.2(c) of the Revised Plan.

4.	Identity of each insider that will be employed or retained by the Reorganized Debtors and the nature of their compensation:
A.	Identity—none, other than as set forth in Article IV.G.2(c) of the Revised Plan.

B.	Nature of compensation—as set forth in Article VIII.F of the Disclosure Statement.
5.	Identity and affiliation of any individual proposed to serve as director of Old Dura:

Theresa Skotak, Vice President and Chief Administrative Officer of New Dura.

EXHIBIT 5
List of executory contracts and unexpired leases to be assumed (including associated cure amounts, if any)
THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO ALTER, MODIFY, AMEND, REMOVE, AUGMENT OR SUPPLEMENT THE FOLLOWING LIST AT ANY TIME PRIOR TO THE EFFECTIVE DATE.
CERTAIN DOCUMENTS ARE LISTED OUT OF AN ABUNDANCE OF CAUTION. INCLUSION IN THE FOLLOWING LIST SHALL NOT CONSTITUTE AN ADMISSION BY THE DEBTORS THAT LISTED DOCUMENTS ARE EXECUTORY CONTRACTS OR UNEXPIRED LEASES, OR WITH REGARD TO THE NATURE OR VALIDITY OF SUCH DOCUMENTS.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES SHALL BE TREATED IN THE MANNER SET FORTH IN ARTICLE V OF THE REVISED PLAN AND THE CONFIRMATION ORDER.
THE DEBTORS SHALL PAY THE CURE AMOUNTS SET FORTH HEREIN (THE “CURE AMOUNTS”) IN CASH ON THE EFFECTIVE DATE OR ON SUCH OTHER TERMS AS COUNTERPARTIES MAY OTHERWISE AGREE. PAYMENT OF THE CURE AMOUNTS SHALL SATISFY, IN FULL, THE DEBTORS OBLIGATIONS PURSUANT TO SECTION 365(B)(1) OF THE BANKRUPTCY CODE. A COUNTERPARTY MAY FILE AN OBJECTION TO A CURE AMOUNT BY FILING A PROOF OF CLAIM WITH THE VOTING AGENT THIRTY (30) DAYS AFTER THE EARLIER OF: (A) THE DATE OF ENTRY OF AN ORDER OF THE BANKRUPTCY COURT APPROVING ANY SUCH ASSUMPTION, WHICH ORDER MAY BE THE CONFIRMATION ORDER; AND (B) THE EFFECTIVE DATE.
AS OF THE EFFECTIVE DATE, ALL ASSUMED CONTRACTS SHALL BE ASSIGNED AND TRANSFERRED TO, AND REMAIN IN FULL FORCE AND EFFECT FOR THE BENEFIT OF, THE REORGANIZED DEBTORS, NOTWITHSTANDING THE PAYMENT OF, OR DISPUTE WITH RESPECT TO, ANY CURE AMOUNT, OR PROVISION IN ANY SUCH ASSUMED CONTRACT (INCLUDING THOSE DESCRIBED IN SECTIONS 365(B)(2) AND 365(F) OF THE BANKRUPTCY CODE) THAT PROHIBITS SUCH ASSIGNMENT OR TRANSFER OR THAT ENABLES OR REQUIRES TERMINATION OF SUCH CONTRACT OR LEASE.

EXHIBIT 6
List of executory contracts and unexpired leases to be rejected
THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO ALTER, MODIFY, AMEND, REMOVE, AUGMENT OR SUPPLEMENT THE FOLLOWING LIST AT ANY TIME PRIOR TO THE EFFECTIVE DATE.
CERTAIN DOCUMENTS ARE LISTED OUT OF AN ABUNDANCE OF CAUTION. INCLUSION IN THE FOLLOWING LIST SHALL NOT CONSTITUTE AN ADMISSION BY THE DEBTORS THAT LISTED DOCUMENTS ARE EXECUTORY CONTRACTS OR UNEXPIRED LEASES, OR WITH REGARD TO THE NATURE OR VALIDITY OF SUCH DOCUMENTS.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES SHALL BE TREATED IN THE MANNER SET FORTH IN ARTICLE V OF THE REVISED PLAN AND THE CONFIRMATION ORDER.
ALL PROOFS OF CLAIM ARISING FROM THE REJECTION OF THE REJECTED CONTRACTS (THE “REJECTION CLAIMS”) MUST BE FILED WITH THE VOTING AGENT WITHIN THIRTY (30) DAYS AFTER THE EARLIER OF: (A) THE DATE OF ENTRY OF AN ORDER OF THE BANKRUPTCY COURT APPROVING ANY SUCH REJECTION, WHICH ORDER MAY BE THE CONFIRMATION ORDER; AND (B) THE EFFECTIVE DATE. ANY REJECTION CLAIMS FOR WHICH PROOFS OF CLAIM WERE NOT TIMELY FILED WITHIN THAT TIME PERIOD WILL BE FOREVER BARRED FROM ASSERTION AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS, THEIR ESTATES AND PROPERTY UNLESS OTHERWISE ORDERED BY THE BANKRUPTCY COURT OR AS OTHERWISE PROVIDED HEREIN.

EXHIBIT 7
List of Compensation and Benefits Programs and
unexpired directors’ and officers’ liability insurance policies to be assumed
THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO ALTER, MODIFY, AMEND, REMOVE, AUGMENT OR SUPPLEMENT THE FOLLOWING LIST AT ANY TIME PRIOR TO THE EFFECTIVE DATE.
CERTAIN DOCUMENTS ARE LISTED OUT OF AN ABUNDANCE OF CAUTION. INCLUSION IN THE FOLLOWING LIST SHALL NOT CONSTITUTE AN ADMISSION BY THE DEBTORS THAT LISTED DOCUMENTS ARE EXECUTORY CONTRACTS OR UNEXPIRED LEASES, OR WITH REGARD TO THE NATURE OR VALIDITY OF SUCH DOCUMENTS.
COMPENSATION AND BENEFITS PROGRAMS SHALL BE TREATED IN THE MANNER SET FORTH IN ARTICLE V OF THE REVISED PLAN AND THE CONFIRMATION ORDER.

EXHIBIT 8
List of Compensation and Benefits Programs and
unexpired directors’ and officers’ liability insurance policies to be rejected
THE DEBTORS EXPRESSLY RESERVE THE RIGHT TO ALTER, MODIFY, AMEND, REMOVE, AUGMENT OR SUPPLEMENT THE FOLLOWING LIST AT ANY TIME PRIOR TO THE EFFECTIVE DATE.
CERTAIN DOCUMENTS ARE LISTED OUT OF AN ABUNDANCE OF CAUTION. INCLUSION IN THE FOLLOWING LIST SHALL NOT CONSTITUTE AN ADMISSION BY THE DEBTORS THAT LISTED DOCUMENTS ARE EXECUTORY CONTRACTS OR UNEXPIRED LEASES, OR WITH REGARD TO THE NATURE OR VALIDITY OF SUCH DOCUMENTS.
COMPENSATION AND BENEFITS PROGRAMS SHALL BE TREATED IN THE MANNER SET FORTH IN ARTICLE V OF THE REVISED PLAN AND THE CONFIRMATION ORDER.

EXHIBIT 9
Compensation and Benefits Programs Amendments

EXHIBIT 10
Certificate of Designation